As filed with the Securities and Exchange Commission on October 25, 2013

Registration No. 333-129617

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

Safeguard Scientifics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	23-1609753 (I.R.S Employer Identification No.)
435 Devon Park Drive, Building 800 Wayne, Pennsylvania 19087-1945 (Address of Principal Executive Offices, including Zip Code)
2005 Employment Inducement Awards (Full Title of the Plan)
Brian J. Sisko Executive Vice President and Managing Director Safeguard Scientifics, Inc. 435 Devon Park Drive, Building 800 Wayne, PA 19087-1945 (610) 293-0600
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (Registration No. 333-129617) is being filed to deregister 499,033 shares of Common Stock that were subject to stock options issued as employment inducement grants to Peter J. Boni and James A. Datin on August 15, 2005, and September 7, 2005, respectively. These options have expired unexercised, and the shares have not been issued and are no longer subject to outstanding awards.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, PA on October 25, 2013.

SAFEGUARD SCIENTIFICS, INC.

By:	/s/ Stephen T. Zarrilli
Stephen T. Zarrilli
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below hereby appoints Stephen T. Zarrilli and Jeffrey B. McGroarty, and each of them acting individually, as his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Signature	Title	Date

/s/ Stephen T. Zarrilli		October 25, 2013
Stephen T. Zarrilli	President, Chief Executive Officer and Director (principal executive officer)

/s/ Jeffrey B. McGroarty		October 25, 2013
Jeffrey B. McGroarty	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Julie A. Dobson		October 25, 2013
Julie A. Dobson	Director

/s/ Keith B. Jarrett		October 25, 2013
Keith B. Jarrett	Director

/s/ Andrew E. Lietz		October 25, 2013
Andrew E. Lietz	Chairman of the Board of Directors

/s/ George MacKenzie		October 25, 2013
George MacKenzie	Director

/s/ George D. McClelland		October 25, 2013
George D. McClelland	Director

/s/ Jack L. Messman		October 25, 2013
Jack L. Messman	Director

/s/ John J. Roberts		October 25, 2013
John J. Roberts	Director

/s/ Robert J. Rosenthal		October 25, 2013
Robert J. Rosenthal	Director